Exhibit 99.2


          Attachment to Form 3 in accordance with instruction 5(b)(v).

                         FORM 3 JOINT FILER INFORMATION



   Name and Address:                        Standard General Master Fund L.P.
                                            Walkers SPV Limited, Walker House,
                                            Mary Street, George Town
                                            Grand Cayman, Cayman Islands
                                            KY1-1002

   Date of Event Requiring Statement:       November 2, 2007
   Issuer and Ticker Symbol:                Penn Octane Corporation (POCC)
   Relationship to Issuer:                  10% Owner

   TABLE I INFORMATION
   Title of Security:                       Common stock, par value $0.01
                                            per share
   Amount of Securities Beneficially Owned: 2,082,478
   Ownership Form:                          D
   Nature of Indirect Beneficial Ownership: --

   Signature:                               STANDARD GENERAL MASTER FUND L.P.


                                            By:   /s/ Scott Cohen
                                                  ------------------------------
                                                  Name:  Scott Cohen
                                                  Title: Attorney-in-Fact

   Date:                                    November 13, 2007